Exhibit 4.17

OFFICE OF THE SECRETARY OF STATE CERTIFICATE OF LIMITED LIABILITY COMPANY WHEREAS, the Articles of Organization of SEVENTY SEVEN LAND COMPANY LLC an Oklahoma limited liability company has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma. NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing. IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma. Filed in the city of Oklahoma City this 19th day of June, 2014. Secretary of State

FILED - Oklahoma Secretary of State #3512458870 6/19/2014 sos 24749030006 ARTICLES OK ORGANIZATION OF SEVENTY SEVEN LAND COMPANY LLC The undersigned, as sole organizer of a limited liability company, does hereby adopt the following Articles of Organization of Seventy Seven Land Company LLC pursuant to the Oklahoma Limited Liability Company Act, as amended from time to time (the “Act”): 1. Name. The name of the company is Seventy Seven Land Company LLC (the “Company”). 2. Term. The Company will commence on the date of filing of these Articles of Organization with the Secretary of State of Oklahoma and will continue perpetually until: (a) the dissolution of the Company in accordance with the Act, or (b) the dissolution of the Company in accordance with the provisions of any agreement (the “Operating Agreement”) among the members of the Company as to the affairs of the Company or the conduct of the Company’s business. 3. Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. 4. Principal Location. The address of the Company’s principal place of business in the State of Oklahoma is 777 N.W. 63rd Street, Oklahoma City, Oklahoma 73116. 5. Resident Agent. The name of the Company’s resident agent in the State of Oklahoma is The Corporation Company with an address at 1833 South Morgan Road, Oklahoma City, OK 73128. 6. Email Address. The email address of the primary contact for the Company is david.treadwell@77nrg.com. 7. Management. The Company will be managed by one or more managers or officers as provided in the Operating Agreement. Such managers will have the continuing exclusive authority to manage and conduct the business of the Company subject to the restrictions set forth in the Operating Agreement. 8. Limitation of Liability. The managers and officers of the Company will not be liable to the Company or its members for breach of any fiduciary duty or any duty under the Act except personal liability for: (a) the breach of the duly of loyalty to the Company or the Company’s members; (b) acts or omissions by such manager or officer which are not in good faith, involve intentional misconduct or involve a knowing violation of law; or (c) any transaction for which such manager or officer derived an improper personal benefit. No manager or officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, expense, obligation or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a manager or officer of the Company. No repeal or amendment of this paragraph 8 shall be deemed to limit or otherwise affect the applicability of this paragraph to acts taken before such repeal or amendment.

9. Indemnity. To the fullest extent permitted by law, the managers and members of the Company shall be entitled to indemnification for and against any loss, claim or expense incurred by the manager or member relating to or arising out of any act or omission performed or omitted by the manager or member on behalf of the Company. The Company will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a member, manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with rcspect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful. With respect to a suit by or in the right of the Company to procure a judgment in its favor, the right of indemnification under this paragraph will be limited to the same extent as derivative actions on behalf of a corporation under the Oklahoma General Corporation Act. Each person is entitled, without demand on the Company or any action by the Company, to enforce the foregoing indemnity in an action at law against the Company. The foregoing right of indemnification is not exclusive of any rights to which any such person may now or hereafter be otherwise entitled.
THE UNDERSIGNED has executed these Articles of Organization this 19th day of June, 2014.
Matthew K. Brown, Sole Organizer